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                                                                    Exhibit 23.3

          CONSENT OF PricewaterhouseCoopers LLP INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Nuvelo, Inc. of our report dated June 2, 2003, relating to the financial statements of Variagenics, Inc., which report appears in the Current Report on Form 8-K/A of Nuvelo, Inc. dated July 3, 2003 and which Form 8-K/A is incorporated by reference in this Registration Statement Form S-8 of Nuvelo, Inc.

                                              /s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
September 3, 2003